Exhibit 10.2

STANDARD OFFICE LEASE

between

LAKEHILLS CM-CG LLC,
a Delaware limited liability company,
as Landlord,

and

SUMMIT HEALTHCARE REIT, INC.,
a Maryland corporation,
as Tenant.

April 1, 2022

TABLE OF CONTENTS

Page

ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS	3
1.1 The Project	3
1.2 Project Amenities	3
1.3 Rentable Square Feet	4
ARTICLE 2 LEASE TERM	4
2.1 Extension Option	4
2.2 Determination of Market Rate	5
2.3 Option Period Base Rent Increases	5
2.4 Renewal Option Personal to Tenant	5
ARTICLE 3 BASE RENT	6
ARTICLE 4 ADDITIONAL RENT	6
4.1 In General	6
4.2 Definitions of Key Terms Relating to Additional Rent	6
4.3 Allocation of Direct Expenses	9
4.4 Calculation and Payment of Additional Rent	9
4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible	11
ARTICLE 5 USE OF PREMISES	11
5.1 Permitted Use	11
5.2 CC&Rs	11
ARTICLE 6 SERVICES AND UTILITIES	12
6.1 Standard Tenant Services	12
6.2 Overstandard Tenant Use	12
6.3 Interruption of Use	13
6.4 Abatement Event	13
ARTICLE 7 REPAIRS	13
7.1 Landlord’s Obligations	13
7.2 Tenant’s Obligations	13
ARTICLE 8 ADDITIONS AND ALTERATIONS	14
8.1 Landlord’s Consent to Alterations	14
8.2 Manner of Construction	14
8.3 Payment for Improvements	14
8.4 Construction Insurance	14
8.5 Landlord’s Property	15
ARTICLE 9 COVENANT AGAINST LIENS	15
ARTICLE 10 INDEMNIFICATION AND INSURANCE [UNDER REVIEW]	16
10.1 Indemnification and Waiver	16
10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance	16
10.3 Tenant’s Insurance	16
10.4 Form of Policies	17
10.5 Additional Insurance Obligations	18
10.6 Third-Party Contractors	18

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TABLE OF CONTENTS (cont.)

Page

ARTICLE 11 DAMAGE AND DESTRUCTION	18
11.1 Repair of Damage to Premises by Landlord	18
11.2 Landlord’s Option to Repair	18
11.3 Waiver of Statutory Provisions	19
ARTICLE 12 NONWAIVER	19
ARTICLE 13 CONDEMNATION	19
ARTICLE 14 ASSIGNMENT AND SUBLETTING	20
14.1 Transfers	20
14.2 Landlord’s Consent	20
14.3 Transfer Premium	21
14.4 Landlord’s Option as to Subject Space	21
14.5 Effect of Transfer	22
14.6 Additional Transfers	22
14.7 Occurrence of Default	22
14.8 Deemed Consent Transfers	23
ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	23
15.1 Surrender of Premises	23
15.2 Removal of Tenant Property by Tenant	23
15.3 Removal of Tenant’s Property by Landlord	23
15.4 Landlord’s Actions on Premises	24
ARTICLE 16 HOLDING OVER	24
ARTICLE 17 ESTOPPEL CERTIFICATES	24
ARTICLE 18 SUBORDINATION	25
18.1 Subordination Generally	25
18.2 Existing Lender SNDA	25
ARTICLE 19 DEFAULTS; REMEDIES	25
19.1 Events of Default	25
19.2 Remedies Upon Default	26
19.3 Subleases of Tenant	27
19.4 Efforts to Relet	27

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TABLE OF CONTENTS (cont.)

Page

ARTICLE 20 COVENANT OF QUIET ENJOYMENT	27
ARTICLE 21 SECURITY DEPOSIT	28
ARTICLE 22 SUBSTITUTION OF OTHER PREMISES	28
ARTICLE 23 SIGNS	28
ARTICLE 24 COMPLIANCE WITH LAW	29
ARTICLE 25 LATE CHARGES	29
ARTICLE 26 LANDLORD’S RIGHT TO CURE DEFAULT	30
ARTICLE 27 ENTRY BY LANDLORD	30
ARTICLE 28 TENANT PARKING	30
ARTICLE 29 MISCELLANEOUS PROVISIONS	31
29.1 Binding Effect	31
29.2 Modification of Lease	31
29.3 Transfer of Landlord’s Interest	31
29.4 Prohibition Against Recording	31
29.5 Relationship of Parties	31
29.6 Application of Payments	32
29.7 Time of Essence	32
29.8 Partial Invalidity	32
29.9 No Warranty	32
29.10 Landlord Exculpation	32
29.11 Entire Agreement	32
29.12 Force Majeure	32
29.13 Waiver of Redemption by Tenant	33
29.14 Notices	33
29.15 Joint and Several	33
29.16 Authority	33
29.17 Attorneys’ Fees	34
29.18 Governing Law; WAIVER OF TRIAL BY JURY	34
29.19 Submission of Lease	34
29.20 Brokers	34
29.21 Independent Covenants	34
29.22 Project or Building Name and Signage	34
29.23 Counterparts	34
29.24 Confidentiality	34
29.25 Building Renovations	35
29.26 Tenant’s Representations	35
29.27 Hazardous Materials	35
29.28 LEED Certification	36
29.29 California Certified Access Specialist Inspection	36
29.30 Financial Information	36

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TABLE OF CONTENTS (cont.)

Page

EXHIBITS:
A	-	SITE PLAN OF PROJECT
B	-	WORK LETTER
C	-	NOTICE OF LEASE TERM DATES

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STANDARD OFFICE LEASE

This STANDARD OFFICE LEASE (the “Lease”) is made as of the date specified in Section 1 of the Summary of Basic Lease Information (the “Summary”) by and between LAKEHILLS CM-CG LLC, a Delaware limited liability company (“Landlord”), and SUMMIT HEALTHCARE REIT, INC., a Maryland corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	April 1, 2022
2. Premises:
2.1 Building:	That certain office building located at 23382 Mill Creek Drive, Laguna Hills, California 92653.
2.2 Premises:	5,241 rentable square feet of space located in the Building, further described as Suite No. 125 and outlined in Schedule 1 to the Work Letter attached hereto as Exhibit B.
2.3 Project:	The Building, the Adjacent Buildings and the Common Areas, and the land upon which the Building, the Adjacent Buildings and the Common Areas are located, as the same may be further reconfigured or developed by Landlord, all as defined below. The Project contains a total of 223,467 rentable square feet.
3. Lease Term (Article 2):
3.1 Length of Term:	Approximately sixty-six (66) months.
3.2 Lease Commencement Date:	The date of Substantial Completion of the Tenant Improvements (as such terms are defined in the Work Letter). The Lease Commencement Date is anticipated to be on November 1, 2022.
3.3 Lease Expiration Date:	The last day of the calendar month in which the sixty-sixth (66th) month anniversary of the Lease Commencement Date occurs; provided, however, to the extent the Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding the sixty-sixth (66th) month anniversary of the Lease Commencement Date.

4. Base Rent (Article 3):

Months During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1 through 12	$204,399.00[1]	$17,033.25	$3.25
13 through 24	$210,530.97	$17,544.25	$3.35
25 through 36	$216,846.90	$18,070.57	$3.45
37 through 48	$223,352.31	$18,612.69	$3.55
49 through 60	$230,052.88	$19,171.07	$3.66
61 through 66	$236,954.46[2]	$19,746.21	$3.77

5. Base Year (Article 4):	Calendar year 2023.
6. Tenant’s Share of Direct Expenses (Article 4):	2.35% (i.e., 5,241 rentable square feet within the Premises/223,467 total rentable square feet within the Project).
7. Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto subject to the terms and conditions herein.
8. Security Deposit (Article 21):	$21,720.83.
9. Parking Ratio (Article 28):	3.85 unreserved parking passes for every 1,000 rentable square feet of the Premises (i.e., twenty (20) unreserved parking passes) as further provided in Article 28.

1 Provided Tenant is not then in default (beyond the expiration of any applicable notice and/or cure period) under the terms of this Lease and as further set forth in Article 3 hereof, Base Rent shall be abated for the second full calendar month through the seventh full calendar month of the Lease Term.

2 Reflects Base Rent payable during the last six (6) months of the Lease Term.

10. Address of Tenant:

Prior to April 30, 2022:

Summit Healthcare REIT, Inc.
2 South Pointe Drive, Suite 100
Lake Forest, CA 92630
Attn: Elizabeth Pagliarini, COO & CFO

After May 1, 2022:

Summit Healthcare REIT, Inc.
23382 Mill Creek Drive, Suite 125
Laguna Hills, California 92653
Attn: Elizabeth Pagliarini, COO & CFO

11. Address of Landlord (Section 29.14):	See Section 29.14 of the Lease.

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1               The Project. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the five (5) office buildings located at 23332 Mill Creek Drive, 23382 Mill Creek Drive, 23422 Mill Creek Drive, 24411 Ridge Route Drive and 24461 Ridge Route Drive (such buildings, other than the Building, may be referred to herein as the “Adjacent Buildings”), (ii) the Common Areas, (iii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, the Adjacent Buildings and the Common Areas are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto. A site plan for the Project is attached hereto as Exhibit A. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to such rules and regulations as Landlord may from time to time establish for the orderly operation of the Project in its sole discretion (together, the “Rules”), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.2               Project Amenities. Subject to Landlord obtaining all applicable permits for the Amenities (defined below), Landlord shall use commercially reasonable efforts to offer to the tenants of the Project the following (individually an “Amenity” and collectively, the “Amenities”): a fitness center and any other amenities contemplated by Landlord. Use of the Amenities shall be subject to the Rules. If Landlord determines that any of such Amenities are underutilized, Landlord reserves the right to discontinue such Amenity, and if Landlord determines that any of such Amenities are over-utilized, then Landlord reserves the right to charge a fee for the use of such Amenities. Furthermore, operation of any Amenity may be discontinued on a temporary basis due to (i) casualty or other Force Majeure, (ii) maintenance, repairs or remodeling and/or (iii) changes in operator.

1.3               Rentable Square Feet. The square footage for the Premises and the Project are approximately as set forth in Section 2 of the Summary. The square footage of the Premises and the Project are subject to verification from time to time by Landlord’s consultants, and such verification shall be made in accordance with the provisions of this Section 1.3. Notwithstanding the foregoing, Landlord shall have no obligation to measure or verify the square footage of the Premises or the Project. Tenant’s architect may consult with Landlord’s consultants regarding such verification of the Premises only; provided, however, the determination of Landlord’s consultants shall be conclusive and binding upon the parties. In the event that Landlord’s consultants determines that the square footage of either the Premises or the Project is different from the amount set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect square footage (however, expressly excluding the amount of the Base Rent and Tenant’s Share of Direct Expenses, which shall not change throughout the initial Lease Term of the Lease) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

ARTICLE 2
LEASE TERM

The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall expire on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as provided herein. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof. If Landlord fails to deliver possession of the Premises to Tenant by January 1, 2023, subject to Force Majeure, and such delivery failure is not the result of a Tenant Delay, then Tenant shall be entitled to receive an abatement of Base Rent equal to one (1) day for each day Landlord is delayed in delivering the Premises to Tenant beyond January 1, 2023.

2.1               Extension Option. Provided that Tenant is not then in default (beyond the expiration of any applicable notice and/or cure period) under this Lease when a Renewal Notice is sent to Landlord or when the Option Period commences, Tenant will have the option to renew and extend the Lease Term for one (1) additional period of sixty (60) months (the “Option Period”). Tenant must give Landlord written notice of its election to exercise its option to renew (a “Renewal Notice”) no less than twelve (12) months prior to the Lease Expiration Date. Should Tenant fail to give Landlord a Renewal Notice as set forth herein, the Lease terms shall expire on the Lease Expiration Date, unless sooner terminated as provided herein. All of the terms, covenants and conditions of this Lease will remain the same during the Option Period, except that the Base Rent initially payable during the Option Period will be adjusted to equal the then current market rate for comparable projects located within a four-mile radius of the Project determined in the manner set forth below (the “Market Rate”) and subject to further increase as provided in Section 2.4 below. As used herein, “Market Rate” shall mean the applicable Base Rent at which tenants as of the commencement of the Option Period, are entering into leases for non-sublease space which is not encumbered by expansion rights and which is comparable in size and location to the Premises in new and renewal transactions, for a term comparable to the Option Period, which comparable space is located in the Project and in other buildings comparable to the Project in the Laguna Hills office market (“Comparable Buildings”), taking into consideration: (i) the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant, (ii) the creditworthiness of Tenant as of the date of Tenant’s delivery of the Renewal Notice, (iii) the Project’s design relative to the Comparable Buildings, and (iv) the scope, quality and character of the Amenities in their then-existing condition relative to the amenities, if any, in the Comparable Buildings; provided that in no event hereunder will Market Rate be less than the Base Rent immediately in effect prior to the Option Period.

2.2               Determination of Market Rate. If the Market Rate must be determined, Landlord and Tenant agree as follows: within fifteen (15) business days following receipt of a timely Renewal Notice, Landlord will submit to Tenant Landlord’s proposed Market Rate determination (“Landlord’s Proposed Market Rate”). If Tenant objects to Landlord’s Proposed Market Rate, Tenant shall notify Landlord of such objection in writing and include therewith Tenant’s proposed Market Rate determination (“Tenant’s Proposed Market Rate”); provided that if Tenant does not send such a written objection in writing within ten (10) business days after receipt of Landlord’s Proposed Market Rate, then Landlord’s Proposed Market Rate shall be deemed approved and accepted by Tenant. If Tenant timely objects to Landlord’s Proposed Market Rate as provided herein, Landlord and Tenant shall attempt to agree upon the Market Rate using good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) business days following Landlord’s receipt of Tenant’s Proposed Market Rate (the “Outside Agreement Date”), then the Market Rate shall be determined in accordance with the following Sections 2.3.1 through 2.3.6:

2.2.1                Landlord and Tenant shall each appoint, within ten (10) business days of the Outside Agreement Date, one qualified commercial real estate broker who shall by profession be a current real estate broker of the Project or the Comparable Buildings, and who has been active in such field over the last five (5) years. The determination of the brokers (including the third broker appointed pursuant to Section 2.3.2) shall be limited solely to the issue of whether Landlord’s Proposed Market Rate or Tenant’s Proposed Market Rate is the closest to the actual Market Rate as determined by the brokers, taking into account the requirements of Section 2.3 above (i.e., the brokers may only select Landlord’s or Tenant’s determination of Market Rate and shall not be entitled to make a compromise determination).

2.2.2                The two (2) brokers so appointed shall within ten (10) business days of the date of the appointment of the last appointed broker agree upon and appoint a third (3rd) broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) brokers.

2.2.3                Each of the three (3) brokers shall within fifteen (15) days of the appointment of the third (3rd) broker reach a decision as to whether the parties shall use Landlord’s Proposed Market Rate or Tenant’s Proposed Market Rate, and shall notify Landlord and Tenant thereof.

2.2.4                The decision of the majority of the three (3) brokers shall be binding upon Landlord and Tenant.

2.2.5                If either Landlord or Tenant fails to appoint a broker within ten (10) business days after the Outside Agreement Date, the broker appointed by one (1) of them shall reach a decision, notify Landlord and Tenant thereof, and such broker’s decision shall be binding upon Landlord and Tenant.

2.3               Option Period Base Rent Increases. If Tenant timely delivers a Renewal Notice, the initial Lease Term shall be extended for the Option Period and the Base Rent commencing on the first month of the Option Period shall equal the Market Rate and on the first day of the thirteenth (13th) month of the Option Period, and each and every twelve (12) months thereafter throughout the remainder of the Option Period, Base Rent will increase by an amount equal to the Base Rent payable during the preceding twelve (12) month period multiplied by three percent (3.0%). Base Rent will continue to be due and payable, in advance on the first day of each and every month.

2.4               Renewal Option Personal to Tenant. The rights contained in this Article 2 shall be personal to the Tenant named in this Lease (“Original Tenant”) or any Permitted Transferee (as defined below), and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease other than a Permitted Transferee) if the Original Tenant or Permitted Transferee occupies the entire Premises as of the date of the Renewal Notice and as of the commencement of the Option Period.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a wire transfer of immediately available funds or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction except as expressly provided for in this Lease. The Base Rent for the first full calendar month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. Notwithstanding the foregoing, so long as Tenant is not in default (beyond the expiration of any applicable notice and/or cure period) under the terms hereof, Tenant’s obligation to pay Base Rent shall be abated for the second full calendar month through the seventh full calendar month of the Lease Term (the “Abatement Period”). Should Tenant default (beyond the expiration of any applicable notice and/or cure period) in its obligations hereunder at any time during the Lease Term and the Lease terminates as a result, all unpaid Base Rent for the Abatement Period shall be immediately due and payable. During the Abatement Period, Tenant shall be responsible for all other monetary obligations hereunder, including, without limitation, any obligations to pay Additional Rent.

ARTICLE 4
ADDITIONAL RENT

4.1               In General. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent, the “Excess,” as defined in Section 4.4 below. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, except as otherwise expressly set forth herein. If the Lease Commencement Date is not the first day of a month, Rent for the partial month commencing as of the Lease Commencement Date shall be prorated based upon the actual number of days in such month and shall be due and payable upon the Lease Commencement Date. All other payments required to be made under this Lease that require proration on a time basis shall also be prorated based upon the actual number of days in such month. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2               Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                “Direct Expenses” shall mean Insurance Expenses, Operating Expenses, Tax Expenses and Utility Expenses.

4.2.2                “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3                “Insurance Expenses” shall mean the cost of insurance carried by Landlord, in such amounts as Landlord may determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property, including any deductibles thereunder.

4.2.4                “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, renovation, restoration or operation of the Project, or any portion thereof, other than Insurance Expenses, Tax Expenses and Utilities Expenses; provided that the costs for capital improvements shall only be included in Operating Expenses for capital improvements that are (A) intended to effect economies in the operation or maintenance of the Project, or any portion thereof, as reasonably determined by Landlord, (B) required to comply with present or anticipated conservation programs, (C) replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) required under any Laws, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date, or (E) required in order for the Project, or any portion thereof, to obtain or maintain a certification in connection with Landlord’s sustainability practices for the Project; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied. Notwithstanding anything to the contrary stated herein, Operating Expenses shall include any and all of the following: maintenance and repair of the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas, the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems (excluding any system that serves the Premises exclusively), and the outside elements of the Project, including common areas, parking areas, driveways, sidewalks, landscaping, exterior lighting and irrigation systems. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

4.2.4.1    costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project);

4.2.4.2    wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Operating Expenses include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

4.2.4.3    expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project;

4.2.4.4    costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except to the extent otherwise included in Operating Expenses as set forth above;

4.2.4.5    overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building or any other portion of the Project to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

4.2.4.6    costs of interest and principal payments on mortgages and other debt costs;

4.2.4.7    costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else (except to the extent of deductibles);

4.2.4.8    any bad debt loss, rent loss, or reserves for bad debts or rent loss;

4.2.4.9    costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which Project operational costs shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of selling, syndicating, financing or mortgaging Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

4.2.4.10       costs arising from the gross negligence or intentional misconduct of Landlord or its employees, contractors or agents;

4.2.4.11       costs incurred to remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project (I) before the date of this Lease and (II) after the date hereof by Landlord or any other tenant of the Project or any other person other than Tenant, its employees, agents, licensees, subtenants or invitees, and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

4.2.4.12        penalties and interest charges as a result of Landlord not paying bills when due or within any grace period;

4.2.4.13       costs related to Landlord’s charitable or political contributions;

4.2.4.14 attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project, except those attorneys’ fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of the Rules, the CC&Rs and such other matters relating to the maintenance of standards required of Landlord; and

4.2.4.15 any costs expressly excluded from Operating Expenses elsewhere in this Lease.

If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year that vary with the occupancy of the Project to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, unless Operating Expenses for the applicable subsequent Expense Year include the applicable following items, Operating Expenses shall exclude (A) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, and (B) amortization of any capital items including capital improvements, capital repairs and capital replacements (including such amortized costs where the actual capital item was made in prior years).

4.2.5                “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, which shall be paid or accrued during any Expense Year because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof (including, without limitation, the land upon which the Building and the parking facilities serving the Project are located). Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses.

4.2.6                “Utility Expenses” shall mean the cost of supplying all utilities to the Project, including utilities for the heating, ventilation and air conditioning (“HVAC”) systems, and Common Areas.

4.2.7                “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Project. The number of rentable square feet in the Premises is stipulated by the parties to be as specified in Section 2.2 of the Summary. The number of rentable square feet of the Project for purposes of calculating Tenant’s Share shall be subject to adjustment or remeasurement by Landlord.

4.3               Allocation of Direct Expenses. Those Direct Expenses attributable to the Project as a whole (and not attributable solely to the Building or any other building) shall be allocated by Landlord to the Building and to such other building(s) on an equitable basis and any Direct Expenses attributable solely to the Building or such other building(s) shall be allocated entirely to the Building or such other building(s), as applicable.

4.4               Calculation and Payment of Additional Rent. The term “Excess” shall mean, for each Expense Year after the Base Year, Tenant’s Share of the amounts (if any) by which (i) Insurance Expenses exceed Insurance Expenses for the Base Year, (ii) Operating Expenses exceed Operating Expenses for the Base Year, (iii) Tax Expenses exceed Tax Expenses for the Base Year, and (iv) Utility Expenses exceed Utility Expenses for the Base Year.

4.4.1                Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Insurance Expenses, Operating Expenses, Tax Expenses and Utility Expenses for the preceding Expense Year, and the amount of any Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Payments,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Payments than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Excess for the Expense Year in which this Lease terminates, if Tenant paid less as Estimated Payments than the actual Excess, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such underpayment, and if Tenant paid more as Estimated Payments than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2                Audit Right. In the event Tenant disputes the amount of Excess as set forth in the Statement for a particular Expense Year, Tenant shall have the right, at Tenant’s sole cost and not more frequently than once every calendar year, after fourteen (14) days prior written notice to Landlord, to inspect, at Landlord’s office during normal business hours, Landlord’s books, records and supporting documents concerning the Direct Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Excess set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute and completes such inspection within one-hundred and twenty (120) days immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.4.2, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Direct Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records pertaining to Direct Expenses to determine the proper amount of the Direct Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within fourteen (14) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms, which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within ninety (90) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge or provide Tenant with a credit equal to such under-charge towards Rent next coming due and payable. If the audit reveals that the Tenant was under-charged, then within ninety (90) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by ten percent (10%) or more of the Direct Expenses which was the subject of such audit. The failure of Tenant to object to any Statement, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Excess shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.4.2, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

4.4.3                Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate of the Insurance Expenses, Operating Expenses, Tax Expenses and Utility Expenses (the “Estimate”) for the then-current Expense Year and the estimated payments due from Tenant for such Expense Year (the “Estimated Payments”). Landlord may revise any Estimate Statement or Estimated Payments theretofore delivered to the extent necessary during the Lease Term. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Payments for the then-current Expense Year (reduced by any amounts already paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Payments set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5               Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by this Section 4.5, above. Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facilities; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5
USE OF PREMISES

5.1               Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord. Tenant shall not allow the average occupancy density of the Premises to be greater than the then Parking Ratio per thousand rentable square feet of space located in the Premises. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules, or in violation of Laws. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance near the Premises.

5.2               CC&Rs. Tenant acknowledges that the Project is currently subject to that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement dated May 17, 2006 and any modifications thereto and any future covenants, conditions, and restrictions which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs (collectively, “CC&Rs”). Landlord may require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in commercially reasonable form, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1               Standard Tenant Services. Subject to all Laws, Landlord shall provide HVAC when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and on Saturday during the period from 9:00 a.m. to 1:00 p.m., except for the date of observation of New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the “Holidays”). Landlord shall provide adequate electrical wiring and facilities for normal general office use, and electricity at levels consistent with normal general office use, as determined by Landlord. Landlord shall provide municipal water from the regular Building outlets for drinking, lavatory and toilet purposes. Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Landlord shall provide nonexclusive elevator service.

6.2               Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal office machines (which include, without limit duplicating machines, facsimile machines, office computers, telecommunications equipment, audiovisual equipment, vending machines, and kitchen appliances, typically used in offices), or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the HVAC system or increase the electricity or water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary HVAC units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately measure any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional measuring devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. If Tenant desires to use HVAC during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities (for a time period of no less than two (2) hours) to Tenant at such hourly cost to Tenant as Landlord shall from time to time reasonably establish for the Project. If Tenant uses any Project services (including, without limitation, the Amenities) in excess of typical office users as reasonably determined by Landlord (taking into consideration Tenant’s occupancy density as provided in Section 5.1 above), Tenant shall pay to Landlord, upon billing, (i) the cost of such excess consumption, (ii) the cost of the installation, operation, and maintenance of equipment which is installed in order to monitor and supply such excess consumption, and (iii) the actual cost of the increased wear and tear on existing Project facilities and equipment caused by such excess consumption, as such costs are reasonably determined by Landlord.

6.3               Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4               Abatement Event. An “Abatement Event” shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, where (i) such event is within Landlord’s reasonable control, (ii) Tenant does not actually use the Premises or such portion thereof, and (iii) such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice (“Abatement Notice”) of any such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as that term is defined below), then Base Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. The term “Eligibility Period” shall mean a period of seven (7) consecutive business days after Landlord’s receipt of any Abatement Notice(s). Such right to abate Base Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. If a fire or other casualty results in Tenant’s inability to use the Premises or a portion thereof, the terms and conditions of Article 11 below shall apply rather than this Section 6.4. Notwithstanding the foregoing, however, in the event Tenant is entitled to recover Base Rent during an Abatement Event from Tenant’s business interruption insurance or other insurance, then Tenant shall not be entitled any rent abatement, it being the intent and agreement of Tenant to first proceed against its insurance carrier for any such loss of use.

ARTICLE 7
REPAIRS

7.1               Landlord’s Obligations. Landlord shall maintain the structural portions of the Building, defined as the foundation, floor/ceiling slabs, exterior walls, roof structure (excluding the membrane), steel columns and beams (collectively, the “Building Structure”), the basic systems of the Building (collectively, the “Building Systems” and with the Building Structure, the “Base Building”) and the Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Base Building to the extent any damage thereto is caused by Tenant or anyone acting through Tenant.

7.2               Tenant’s Obligations. Except as provided in Section 7.1, Tenant, at its sole cost, shall keep the Premises in good order, condition and repair during the Lease Term, including without limitation: any system that serves the Premises exclusively; all glass, glazing, windows, window moldings, partitions, doors and door hardware; all interior painting; and all fixtures and appurtenances in the Premises. Tenant shall maintain the Premises, at all times during the Lease Term, in substantially the same condition as received, at Tenant’s expense, reasonable wear and tear and casualty excepted. If Tenant fails to maintain the Premises or make required repairs, Landlord may, after written notice to Tenant and Tenant’s failure to so maintain and repair within five (5) days thereafter, Landlord may, but need not, cause such maintenance to be performed or make such repairs and replacements (as applicable), and Tenant shall pay Landlord the cost thereof plus an administrative fee equal to the seven percent (7%) of the cost thereof. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code or under any similar Laws.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant shall have the right to make cosmetic Alterations as Tenant may reasonably deem desirable or necessary, without Landlord’s consent, provided that such Alterations (i) are not visible from outside of the Premises; (ii) do not affect the Project’s structure or any Project systems; (iii) do not, in the aggregate, exceed $30,000 in any twelve (12) month period; and (iv) do not require any license, permit or approval under Applicable Law.

8.2               Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Laws, all in conformance with Landlord’s Rules; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. Since all or a portion of the Project is or may become in the future certified under the U.S. Building Council’s Leadership in Energy and Environmental Design (“LEED”) rating system (or other applicable certification standard) (all in Landlord’s sole discretion), Tenant expressly acknowledges and agrees that without limitation as to other grounds for Landlord withholding its consent to any proposed Alteration, Landlord shall have the right to withhold its consent to any proposed Alteration in the event that such Alteration is not compatible with such certification or recertification of the Project under such LEED rating system (or other applicable certification standard). In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building, the Project or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to (i) cause a Notice of Completion to be recorded in the office of the Recorder of the County of Orange, California in accordance with Civil Code Section 8182 or any other Laws, and (ii) deliver to Landlord a reproducible CAD copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3               Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work as an administrative fee. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s actual, out-of-pocket costs and expenses incurred in connection with Landlord’s review of such work.

8.4               Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or its contractor carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of any such Alterations.

8.5               Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) all Tenant Improvements to be constructed in the Premises shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may require Tenant, with regard to the Alterations and the Tenant Improvements, by written notice to Tenant, given at the time of Landlord’s consent to such items at Tenant’s expense, to remove any such timely identified Alterations or Tenant Improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard improved condition as determined by Landlord. If Tenant fails to complete such removal and/or the repair of any damage caused by the removal of any Tenant Improvements, Alterations or other improvements in the Premises, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant plus an administrative fee equal to five percent (5%) of the cost thereof. Landlord and Tenant acknowledge and agree that in no event shall Tenant be required to remove any of the Tenant Improvements (as defined in Exhibit B) upon the expiration or earlier termination of the Lease.

ARTICLE 9
COVENANT AGAINST LIENS

Tenant shall keep the Project, Building and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall give Landlord notice at least fifteen (15) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid plus an administrative fee equal to five percent (5%) of the cost thereof shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10
INDEMNIFICATION AND INSURANCE [UNDER REVIEW]

10.1           Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and agrees that Landlord, its partners, subpartners and their respective officers, agents, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of the negligence of Landlord or the Landlord Parties). Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any act, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (b) any breach, violation, or non-performance by Tenant any term, covenant, or provision of this Lease or any Laws; or (c) any injury or damage to the person or property of Tenant, its employees, agents, contractors, or invitees; provided that the foregoing indemnity shall not apply to the extent solely arising out of the gross negligence or willful misconduct of Landlord or the Landlord Parties. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. This Section shall survive the expiration or sooner termination of this Lease.

10.2           Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3           Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date which is the earlier to occur of (i) Tenant’s entry into the Premises to perform any work therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) subsections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1            Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s property manager, managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. Tenant’s insurance coverage shall be primary and any insurance carried by Landlord shall be excess and non-contributing. The policy shall include severability of interest and cross-liability (separation of insureds) endorsements. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence
Personal Injury and Advertising Liability	$5,000,000 each occurrence

10.3.2            Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all Alterations in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to deductible amounts not to exceed $10,000.00), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10-30-04-02 Coverage Special Form, and (b) water damage from any cause whatsoever (excluding naturally occurring floods (i.e., from heavy rainfall, rather than from a leaking pipe)). Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.3            Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent provided above (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below) and hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers (and this waiver shall apply to the deductibles under such insurance). Landlord and Tenant hereby represent and warrant that their respective property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant in connection with any property loss risk thereby insured against. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

10.3.4            Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual sustained loss attributable to the risks outlined in Section 10.3.2 above.

10.3.5            Worker’s Compensation or other similar insurance pursuant to all Laws, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.4           Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A X, or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3, and (iii) provide that said insurance shall not be canceled or coverage changed unless Tenant provides thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver certificates of such insurance and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5           Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required by this Article 10 and such other types of insurance coverage covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord; provided said insurance is required of all similarly situated tenants of the Project.

10.6           Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord with respect to property damage, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements and include products and completed operations coverage.

ARTICLE 11
DAMAGE AND DESTRUCTION

11.1           Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (collectively, a “Casualty”). If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by a Casualty, Landlord shall use commercially reasonable efforts to promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by any Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord. Upon the occurrence of any damage to the Premises, upon notice to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds applicable to Tenant Improvements and Alterations payable to Tenant under Tenant’s insurance required under Section 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair of Tenant Improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.

11.2           Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by the Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt; (iii) the damage is not fully covered by Landlord’s insurance policies, except for deductible amounts; or (iv) the damage occurs during the last eighteen (18) months of the Lease Term. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2. In addition, if the Premises are destroyed by a Casualty during the last twelve (12) months of the Lease Term, Tenant shall have the right terminate this Lease, by notifying Landlord in writing of such termination within ten (10) days after the date of discovery of the damage, such notice to include a termination date of not more than thirty (30) days; provided that this termination right shall in no way extend the Lease Term.

11.3           Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12
NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13
CONDEMNATION

If any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the Code of Civil Procedure.

ARTICLE 14
ASSIGNMENT AND SUBLETTING

14.1           Transfers. Tenant shall not, without the prior written consent of Landlord (which, as more particularly set forth in Section 14.2, below, shall not be unreasonably withheld, conditioned, or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). For purposes of this Article 14, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null and void. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fee of $500.00, as well as any reasonable professional fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2           Landlord’s Consent. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply: (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project; (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; (iii) the Transferee is either a governmental agency or instrumentality thereof; (iv) the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; (v) the proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or (vi) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (a) occupies space in the Project at the time of the request for consent, or (b) is negotiating with Landlord to lease space in the Project at such time, or (c) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice (and Landlord has available space in the Project meeting such proposed Transferee’s needs at the time of the request for consent). If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the economic terms of the proposed Transfer to be at least ten percent (10%) more favorable to the Transferee than the economic terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease.

14.3           Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. The Rent paid during each annual period for the Subject Space, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions (including but not limited to leasing commissions, incentives, marketing expenses, rent abatements, tenant improvement contributions etc.) granted in connection therewith. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4           Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord may recapture the Subject Space from Tenant by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer; provided, however, Tenant shall have the right to rescind its Transfer Notice within three (3) days of written notice from Landlord that Landlord is electing to recapture the Subject Space. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee. Landlord’s right to recapture the Subject Space from Tenant pursuant to this Section 14.4 shall not apply to Transfers to Permitted Transferees.

14.5           Effect of Transfer. If Landlord consents to a Transfer, (i) this Lease shall in no way be deemed to have been modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of the audit.

14.6           Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or direct or indirect change, voluntary, involuntary or by operation of law, of more than fifty-one percent (51%) or more of the partners, or direct or indirect transfer of more than fifty-one percent (51%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, (ii) if Tenant is a limited liability company, the withdrawal or direct or indirect change, voluntary, involuntary or by operation of law, of more than fifty-one percent (51%) or more of the members, or direct or indirect transfer of more than fifty-one percent (51%) or more of membership interests, within a twelve (12)-month period, or the dissolution of the limited liability company without immediate reconstitution thereof, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty-one percent (51%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty-one percent (51%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7           Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8           Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (ii) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (iii) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (iv) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (i) through (iv) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (a) Tenant notifies Landlord at least fifteen (15) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, (b) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (c) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Project, (d) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of the Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (e) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (f) such Permitted Transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; provided that the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee.” “Control,” solely as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1           Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord or termination of all subleases or subtenancies affecting the Premises.

15.2           Removal of Tenant Property by Tenant. Upon the expiration or termination of the Lease Term, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in broom clean condition, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, trade fixtures, free-standing cabinet work, server and telephone equipment, cabling and data lines and other articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant (excluding any Tenant Improvements (as defined in Exhibit B)), as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3           Removal of Tenant’s Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant’s default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the Civil Code and Section 1174 of the Code of Civil Procedure, or in accordance with any Laws or judicial decisions which may supplement or supplant those provisions from time to time.

15.4           Landlord’s Actions on Premises. Tenant hereby waives, and releases Landlord from, all claims for damages or other liability in connection with Landlord’s or Landlord Parties’ reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

ARTICLE 16
HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, without the express consent of Landlord, such tenancy shall, at Landlord’s option, be either a tenancy at sufferance or from month-to-month, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred fifty percent (150%). Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Tenant acknowledges that any holding over without Landlord’s express written consent may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17
ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in commercially reasonable form as determined by Landlord (or in such form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee with respect to this Lease. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

18.1           Subordination Generally. This Lease shall be subject and subordinate to any easement agreements and CC&Rs recorded against the land underlying the Project, and to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, provided any such instruments include a commercially reasonable non-disturbance agreement. Tenant waives the provisions of any Laws which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2           Existing Lender SNDA. Landlord shall use commercially reasonable efforts to deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) executed by the beneficiaries under any deeds of trust which encumber the Premises as of the date hereof.

ARTICLE 19
DEFAULTS; REMEDIES

19.1           Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1            Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three (3) business days of the date due; or

19.1.2            Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3            To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4            The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

Tenant expressly acknowledges and agrees that the notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2           Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1            Terminate this Lease, in which event Tenant shall promptly surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)                The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)                The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)                The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)                Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(e)                At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2            Landlord shall have the remedy described in Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3            Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3           Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4           Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20
COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied. However, Tenant acknowledges that noise may emanate from certain of the Amenities or due to Renovations and that such noise shall not be deemed to be a breach of the covenant of quiet enjoyment specified herein nor constitute a constructive eviction of Tenant from the Premises nor entitle Tenant to any abatement of Rent.

ARTICLE 21
SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the Civil Code, any other Laws, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the Civil Code.

ARTICLE 22
SUBSTITUTION OF OTHER PREMISES

Upon ninety (90) days’ prior written notice, Landlord shall have the right to move Tenant to other ground floor space in the Project comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice of Landlord’s election to so relocate Tenant, and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant’s business, nor to any abatement or reduction of the Rent. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord’s notification to Tenant of the relocation and shall include an exclusive patio. Tenant shall pay the same Rent with respect to the new premises as was payable with respect to the Premises, without regard to the usable area of the new premises. Simultaneously with such relocation of the Premises, the parties shall execute an amendment to this Lease stating the relocation of the Premises. Notwithstanding the foregoing, Landlord’s right to move Tenant to other space in the Project pursuant to this Article 22 shall not be effective during the initial Lease Term.

ARTICLE 23
SIGNS

Tenant shall be entitled, at Landlord’s sole cost and expense, to (i) Building-standard identification signage outside of Tenant’s Premises on the floor on which Tenant’s Premises are located, and (ii) one (1) line on the Building directory to display Tenant’s name and location in the Building. The location, quality, design, style, and size of such signage shall be consistent with the Landlord’s Building standard signage program. Any change in Tenant’s signage shall be at Tenant’s sole cost and expense. Subject to Landlord’s prior written approval, Tenant may, at Tenant’s sole cost and expense, install Tenant’s name on the building wing wall in front of the building entry (“Wing Wall Signage”). The Wing Wall Signage shall be consistent with the Landlord’s Building standard signage program, the CC&Rs, and all applicable government regulations. Tenant shall be required to maintain and remove (and repair damage caused by such removal) the Wing Wall signage at its sole cost and expense. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building, Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

ARTICLE 24
COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement, including, without limitation, the Americans With Disabilities Act of 1990, as amended (“ADA”), now in force or which may hereafter be enacted or promulgated which are applicable to the Premises or the Project, including those pertaining to Hazardous Materials (collectively, “Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Laws applicable to the Premises or Tenant’s business operations, other than the making of structural changes or changes to the Base Building, which changes will be made by Landlord at its expense, but subject to reimbursement as an Operating Expense to the extent permitted by Article 4; however, if such changes are required due to the particular nature of Tenant’s use of the Premises (excluding the Tenant Improvements (as defined in Exhibit B)) or due to Tenant’s Alterations or the Tenant Improvements, Tenant shall, as Additional Rent, reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor. If cited for noncompliance by a governmental authority, and provided that Landlord does not dispute said citation or notification, or otherwise seek a variance or similar relief therefrom, Landlord shall comply with all Laws relating to the path of travel in the Common Areas, provided that the compliance with such Laws is not the responsibility of Tenant under this Lease or otherwise caused or triggered by Tenant’s activities or work on or about the Premises or the Project, and provided further that Landlord’s failure to comply therewith would (x) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (y) would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or (z) violate an affirmative mandate (directed specifically to the Project) of an applicable governmental authority. Tenant shall use best efforts to assist Landlord in complying with all Laws, including any disclosure requirements imposed upon Landlord. Except as otherwise provided in this Article 24, Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4. Landlord represents that as of the Lease Commencement Date, the Tenant Improvements are in compliance with the ADA.

ARTICLE 25
LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to eight percent (8%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at the Interest Rate. For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT

If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall reimburse Landlord, upon delivery by Landlord to Tenant of statements, for all costs incurred by Landlord to remedy any failure of Tenant to comply with the terms of this Lease and all sums incurred by Landlord enforcing or attempting to enforce any rights of Landlord under this Lease. Tenant’s obligations under this Article 26 shall survive the expiration or sooner termination of the Lease.

ARTICLE 27
ENTRY BY LANDLORD

Landlord reserves the right at all times for itself and its consultants to enter the Premises upon not less than 48 hours’ prior notice to Tenant (except in the event of an emergency) to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; (C) show the lobby of the Premises to any of Landlord’s invitees or prospective tenants; and (D) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any entry into the Premises.

ARTICLE 28
TENANT PARKING

Tenant shall be entitled to utilize, commencing on the Lease Commencement Date and continuing throughout the initial Lease Term and any renewal or extension thereof, the parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the Project parking facilities. During the initial Lease Term, unreserved parking shall be at no additional charge, except that Landlord may, at Landlord’s option and at Landlord’s sole discretion, elect to install gates or other access control systems, at Landlord’s cost, for access to the Project parking facilities, in which case Landlord may institute a monthly charge for parking (but Landlord shall not be charge such parking fee during the initial Lease Term). Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Project parking facilities by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all Rules, where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s use of commercially reasonable efforts to cause Tenant’s employees and visitors also comply with such Rules and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facilities at any time. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facilities (or any portion thereof) for purposes of permitting or facilitating any such construction, alteration or improvements, or reduce the number of parking passes allotted to Tenant by reason of any reduction in the size of or number parking spaces in the Project parking facilities. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel, employees, agents, contractors, and invitees, and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior written approval.

ARTICLE 29
MISCELLANEOUS PROVISIONS

29.1           Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.2           Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.3           Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.4           Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.5           Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.6           Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect, it nevertheless being acknowledged that Tenant may be free to make any such payments “under protest.”

29.7           Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.8           Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.9           No Warranty. In executing and delivering this Lease and except as expressly provided herein, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.10        Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building, the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Building (including any insurance or rental proceeds which Landlord receives). Neither Landlord, nor any of the Landlord Parties shall have any other liability therefor. The limitations of liability contained in this Section shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential damages injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.11        Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.12        Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions or lack of action, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.13        Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.14        Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made or refused, or (iii) the date personal delivery is made or refused. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Lakehills CM-CG LLC

c/o Cruzan Properties – Investments, LLC

236 South Sierra Avenue, Suite 100

Solana Beach, CA 92075

Attn: Dennis Cruzan or Ann Bruce

29.15        Joint and Several. If more than one person or entity constitutes Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.16        Authority. Tenant hereby represents and warrants that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant shall, within ten (10) days after request from Landlord, deliver to Landlord satisfactory evidence of such authority and, if a corporation or limited liability company, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of formation and (ii) qualification to do business in California.

29.17        Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.18        Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, AND TO THE EXTENT PERMITTED BY LAW, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.19        Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until and unless execution and delivery by both Landlord and Tenant.

29.20        Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only CBRE Inc. (representing Tenant) and CBRE Inc. (representing Landlord) (collectively, the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.21        Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any Laws to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.22        Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.23        Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.24        Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except as required by law, court order, or pursuant to good corporate practice, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s employees, their financial, legal, and space planning consultants.

29.25        Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises except as provided in Exhibit B hereto, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify or construct additional buildings, parking facilities or other improvements (collectively, the “Renovations”) to any portion of the Project. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any noise, inconvenience, or annoyance occasioned by such Renovations or Landlord’s actions; provided said Renovations do not unreasonably interfere with Tenant’s access or use of the Premises for its intended use.

29.26        Tenant’s Representations. Tenant represents and warrants to Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Lease Term hereof, in violation of any Laws relating to terrorism or money laundering. Tenant covenants that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Lease Term hereof a “Prohibited Person” under Laws. At any time and from time-to-time during the Lease Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section.

29.27        Hazardous Materials.

29.27.1        Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of Laws or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity.

29.27.2        Compliance with Environmental Laws. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner, copier toner and ordinary cleaning supplies) in commercially reasonable amounts and in compliance with Laws. Tenant shall indemnify Landlord and the Landlord Parties and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which may arise from the use, storage or disposal of any Hazardous Materials in or on the Premises by Tenant, its agents, employees or contractors.

29.28        LEED Certification. Landlord may, in Landlord’s sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its sole and absolute discretion, from time to time). In the event that Landlord elects to pursue such an aforementioned certification, Tenant shall, at Tenant’s sole cost and expense, promptly cooperate with the Landlord’s efforts in connection therewith and provide Landlord with any documentation it may need in order to obtain or maintain the aforementioned certification (which cooperation may include, but shall not be limited to, the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Project).

29.29        California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”) and Tenant shall, at its sole cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, which modifications will be completed in accordance with terms of this Lease, including, but not limited to, Article 8 hereof; however, if any such repairs affect the structure of the Premises, the Base Building or the Common Areas, then such repairs will be made by Landlord and Tenant shall reimburse Landlord for the entire cost thereof within thirty (30) days following receipt of an invoice therefor. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

29.30        Financial Information. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statement as are reasonably required by Landlord to verify the financial capacity of Tenant or any assignee or subtenant of Tenant; provided, however Landlord shall not request such information more than once per calendar year so long as Tenant is not in default hereunder. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises designed by Landlord any financial statements reasonably required by such party to facilitate the sale, financing or refinancing of the Premises.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

Lakehills CM-CG LLC,
a Delaware limited liability company

By:	CM-NIC Lakehills, LLC,
a California limited liability company,
its Manager

By:	Cruzan Properties – Investments, LLC,
a California limited liability company,
its Manager

By:	/s/ Dennis Cruzan
Name: Dennis Cruzan
Title: Member

“TENANT”:

SUMMIT HEALTHCARE REIT, INC.,
a Maryland corporation

By:	/s/ Elizabeth Pagliarini
Name: Elizabeth Pagliarini
Its: CFO & COO

EXHIBIT A

SITE PLAN OF PROJECT

This Exhibit A is provided for informational purposes only and is intended to be only an approximation of the layout of the Project and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Project.

EXHIBIT A

EXHIBIT B

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.

1.                   Construction Drawings for the Premises. Landlord shall construct, at its sole cost (unless otherwise provided herein), the improvements in the Premises (the “Tenant Improvements”) pursuant to that certain mutually agreed upon space plan / scope of work dated March 23, 2022 (the “Plans”) attached hereto as Schedule 1 and incorporated herein. Landlord and Tenant agree that the patio area shall cover the maximum area allowable by the “water line”.

Unless specifically noted to the contrary on the Plans, the Tenant Improvements shall be constructed using Project-standard quantities, specifications and materials as determined by Landlord. If determined by Landlord to be necessary, based upon the Plans, Landlord shall cause the Architect (as defined in Section 4 below) to prepare detailed plans and specifications for the Tenant Improvements (the “Working Drawings”). Landlord shall then forward the Working Drawings to Tenant for Tenant’s approval. Tenant shall approve or reasonably disapprove any draft of the Working Drawings within seven (7) business days after Tenant’s receipt thereof; provided, however, that (a) Tenant shall not be entitled to disapprove any portion, component or aspect of the Working Drawings which are consistent with the Plans unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Over-Allowance Amount pursuant to Section 2 below, and (b) any disapproval of the Working Drawings by Tenant shall be accompanied by a detailed written explanation of the reasons for Tenant’s disapproval. Failure of Tenant to reasonably disapprove any draft of the Working Drawings within said seven (7) business day period shall be deemed to constitute Tenant’s approval thereof. The Working Drawings, as approved by Landlord and Tenant, may be referred to herein as the “Approved Working Drawings.” Tenant shall make no changes or modifications to the Plans or the Approved Working Drawings without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 5(a) of this Work Letter, of the Tenant Improvements, or increase the cost of designing or constructing the Tenant Improvements.

Landlord shall provide Tenant with a moving allowance of up to, but not exceeding, $7.50 multiplied by the rentable square feet of the Premises, or $39,307.50 (the “Moving Allowance”), to be used towards Tenant’s (i) moving costs, (ii) furniture, fixtures and equipment, and/or (iii) Base Rent next coming due under the Lease, in Tenant’s sole discretion. Any request to use the Moving Allowance shall be supported by paid receipts or other reasonable documentation requested by Landlord, and Landlord shall disburse to Tenant the requested amount of the Moving Allowance within thirty (30) days of Landlord’s approval of the same. If Tenant fails to make a request to use the Moving Allowance as set forth herein within twelve (12) months after the Commencement Date, Landlord shall retain the Moving Allowance (or any unused portion thereof) and Tenant shall have no further right thereto.

EXHIBIT B

2.                   Over-Allowance Amount. Any revisions, changes, or substitutions made with Tenant’s consent or requested by Tenant to the Plans or the Approved Working Drawings or the Tenant Improvements, or if necessary to comply with applicable law, shall be referred to herein as a “Change Order”. All costs to construct the Tenant Improvements resulting from a Change Order which increase the costs associated with the Tenant Improvements, shall be considered to be an “Over-Allowance Amount;” provided that any such Over-Allowance Amount is pre-approved by Tenant (if Tenant fails to respond to Landlord’s Over-Allowance Amount notice within three (3) business days, it is deemed approved). The Over-Allowance Amount shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant’s receipt of an invoice therefor. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of the Improvement Allowance towards the construction of the Tenant Improvements.

3.                   Retention of Contractor; Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. The Contractor shall be designated and retained by Landlord to construct the Tenant Improvements.

4.                   Tenant’s Covenants. Tenant shall, at no cost to Tenant, cooperate with Landlord and the space planner or architect retained by Landlord (“Architect”) to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Orange in accordance with Section 8182 of the Civil Code of the State of California or any successor statute upon completion of construction of the Tenant Improvements.

5.                   Completion of the Improvements.

(a)                Substantial Completion. For purposes of the Lease, “Substantial Completion” of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements pursuant to the Plans or, if applicable, the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant.

(b)                Delay of the Substantial Completion of the Premises. Except as provided in this Section 5(b), the Lease Commencement Date shall occur as set forth in the Lease. However, if there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements as a result of the following (collectively, “Tenant Delays”):

i.                        Tenant’s failure to timely approve any matter requiring Tenant’s approval;

ii.                        A breach by Tenant of the terms of this Work Letter or the Lease;

iii.                        Tenant’s request for changes in the Plans, Working Drawings or Approved Working Drawings;

iv.                        Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements in the Premises, or which are different from, or not included in, Landlord’s standard improvement package items for the Project;

v.                        Changes to the base, shell and core work of the Project required by the Approved Working Drawings or any changes thereto; or

vi.                        Any other acts or omissions of Tenant, its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Tenant Delays, as set forth above, had occurred.

EXHIBIT B

6.                   Early Access. Landlord shall allow Tenant to access the Premises thirty (30) days prior to the Lease Commencement Date, provided that the construction of the Premises has proceeded to a point where, consistent with good construction practices, Tenant can commence preparation of the Premises for the Permitted Use by installing Tenant’s furniture, fixtures and equipment. Tenant’s early access of the Premises for the aforementioned purposes shall be subject to all of the terms and conditions of the Lease and this Work Letter, including, without limitation, the provisions of Article 10 of the Lease; provided that no Rent shall be due until the Lease Commencement Date unless otherwise provided herein. Tenant agrees to provide Landlord with prior notice of any such intended early access and to cooperate with Landlord during the period of any such early access so as not to interfere.

7.                   Miscellaneous.

(a)                Tenant’s Representative. Tenant has designated Elizabeth Pagliarini as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

(b)                Landlord’s Representative. Landlord has designated Evan Cassolato as its representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

(c)                Time of the Essence in this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

(d)                Completion of the Tenant Improvements During the Lease Term. Tenant hereby agrees and acknowledges that the Tenant Improvements may be completed during the Lease Term and the completion of such Tenant Improvements shall not be deemed a constructive eviction, nor shall Tenant be entitled to any abatement of Rent in connection therewith.

EXHIBIT B

SCHEDULE 1 TO EXHIBIT B

Space Plan

[Attached]

EXHIBIT B

5
4
2
2
2
2
1
2
2
2
6
3

GENERAL NOTES

1. BACKGROUND DRAWINGS ARE BASED ON ORIGINAL CONSTRUCTION DOCUMENTS, NOT AS-BUILT DRAWINGS. PLEASE VERIFY ALL CONDITIONS AND DIMENSIONS PRIOR TO CONSTRUCTION. REPORT ANY DISCREPANCIES TO THE ARCHITECT.
2. EXISTING CONDITIONS DAMAGED OR REMOVED AS A RESULT OF ALL WORK REQUIRED TO BE DONE UNDER THIS CONTRACT SHALL BE REPAIRED OR REPLACED TO ORIGINAL CONDITION AND FINISHED TO MATCH ADJACENT SURFACES.
3. DUE TO THE POSSIBILITY OF DISCOVERING UNFORESEEN CONDITIONS DURING DEMOLITION, IT SHALL BE THE RESPONSIBILITY OF THE CONTRACTOR TO ALSO STUDY THE FULL INTENT OF REQUIRED DEMOLITION BY INCORPORATING A COMPLETE ANALYSIS OF THE PROPOSED NEW CONSTRUCTION.
4. EACH AREA OF DEMOLITION IS TO BE CLEAR OF DEBRIS AND IS TO BE SWEPT CLEAN. METHOD OF DEBRIS REMOVAL MUST BE IDENTIFIED BY THE CONTRACTOR AND APPROVED BY THE BUILDING OWNER.
5. THE CONTRACTOR IS RESPONSIBLE FOR CHECKING CONSTRUCTION DOCUMENTS AND FIELD CONDITIONS FOR ACCURACY AND CONFIRMING THAT THE WORK CAN BE DONE AS SHOWN BEFORE PROCEEDING WITH THE DEMOLITION. IF THERE ARE COORDINATION QUESTIONS, THE CONTRACTOR IS RESPONSIBLE FOR OBTAINING A CLARIFICATION FROM THE DESIGNER BEFORE PROCEEDING WITH THE WORK.
6. DASHED LINES ON DEMOLITION PLANS REPRESENT WALLS, DOORS, CASEWORK, FIXTURES AND/OR OPENINGS, ETC. TO BE REMOVED U.N.O. PATCH & REPAIR EXISTING ADJOINING AREAS TO REMAIN. ALL DEMOLITION NOTES APPLY TO A1.3.
7. THE INTENT OF THE DEMOLITION PLANS IS TO SHOW THE GENERAL NATURE OF THE DEMOLITION SCOPE. ALL CONDITIONS OF THE EXISTING BUILDING WHETHER EXPRESSLY DRAWN OR IMPLIED DO NOT REPRESENT IN-DEPTH FIELD INVESTIGATIONS. THE CONTRACTOR IS TO VERIFY AND NOTIFY THE ARCHITECT OF ANY DISCREPANCIES.
8. PROTECT ALL AREAS NOT SCHEDULED FOR DEMOLITION/MODIFICATION.
9. THE GENERAL CONTRACTOR AND ALL SUBCONTRACTORS SHALL CAREFULLY STUDY THE DRAWINGS AND COMPARE THEM TO THE EXISTING CONDITIONS AND NOTIFY THE ARCHITECT OF ANY DISCREPANCIES PRIOR TO THE SUBMISSION OF BIDS TO GENERAL CONTRACTOR AND/OR TENANT. CHANGE ORDER REQUESTS FOR OBVIOUS EXISTING CONDITION DISCREPANCIES WILL NOT BE CONSIDERED BY OWNER OR ARCHITECT.
10. ALL PHYSICAL STRUCTURES AND FEATURES OF THE BUILDING INDICATE THAT ARE NOTE ILLUSTRATED BY 'DASHED' LINE, OR OTHERWISE SPECIFICALLY DESIGNATED TO BE REMOVED, SHALL REMAIN 'AS IS'.
11. CAUSE NO DAMAGE TO EXISTING CONSTRUCTION TO REMAIN. TAKE CARE NOT TO ENCROACH ON ADJACENT OCCUPIED AREAS OR AREAS NOT WITHIN THE SCOPE OF WORK. PROTECT ALL EXISTING WALLS, FINISHES, DOORS, FRAMES, ETC. TO REMAIN.
12. DO NOT DISTURB, DISRUPT, DAMAGE OR ALTER ANY STRUCTURAL CONDITION OF THE EXISTING BUILDING UNLESS SPECIFICALLY INDICATED IN THESE DOCUMENTS.
13. IN CUTTING, PATCHING, OR ALTERATIONS TO THE EXISTING STRUCTURE OR ITS COMPONENTS MAY BE REQUIRED, THE CONTRACTOR WILL NOTIFY THE ARCHITECT IN WRITING, IN ADVANCE OF ALL SUCH WORK AS MAY BECOME NECESSARY.
14. THE EXTENT OF THE WORK BOUNDARY INDICATES THAT NO WORK SHALL TAKE PLACE BEYOND UNLESS REQUIRED BEYOND SCOPE DESCRIBED WITHIN THE DEMOLITION PLANS. CONTRACTOR SHALL NOTIFY AND COORDINATE ANY WORK REQUIRED BEYOND THE BOUNDARY PRIOR TO PROCEEDING.
15. REMOVE ALL DOOR AND WINDOW ASSEMBLIES COMPLETE AS NOTED/SHOWN.
16. REMOVE ALL ANCHOR BOLTS & EMBEDDED ITEMS IN CONCRETE FLOORS THAT PROTRUDE ABOVE THE CONCRETE FLOOR SURFACE.
17. MAINTAIN ACCESS TO EXITS AND EXIT STAIRS AT ALL TIMES. FIRE ALARM AND SMOKE DETECTION SYSTEMS SHALL REMAIN OPERATIONAL AT ALL TIMES.
18. THE ARCHITECT HAS NO KNOWLEDGE OF AND SHALL NOT BE HELD LIABLE FOR ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS ON THE JOBSITE. THE CONTRACTOR SHALL IMMEDIATELY ISOLATE THE AFFECTED AREA IF ASBESTOS OR OTHER HAZARDOUS MATERIAL ARE DISCOVERED DURING CONSTRUCTION. NOTIFY OWNER FOR FURTHER INSTRUCTION BEFORE PROCEEDING WITH OTHER WORK.
19. UPON COMPLETION, CLEAN THE ENTIRE AREA OF DEMOLITION TO A CLEAN, UNIFORM CONDITION REMOVING ALL DEBRIS, DUST, PARTITIONS & ASSOCIATED MATERIALS USED DURING THE DEMOLITION. CLEAN ALL AREAS IMPACTED BY THE DEMOLITION, INCLUDING BUT NOT LIMITED TO ADJACENT OCCUPIED AREAS AND AREAS NOT WITHIN THE SCOPE OF WORK.

MECHANICAL

1. REMOVE ALL ABANDONED SMOKE FIRE DAMPERS AS REQUIRED, INCLUDING ALL ELECTRICAL AND CONNECTIONS.
2. CONTRACTOR SHALL MAINTAIN THE INTEGRITY AND CONTINUITY OF THE EXISTING BASE BUILDING SYSTEMS AND SHALL EXERCISE CARE BY NOT DEMOLISHING, OR DISRUPTING ANY BASE BUILDING SYSTEMS. ANY DAMAGED AND/OR DISCONNECTED SERVICE SHALL BE RESTORED.
3. SCHEDULE ALL SERVICE SHUT-DOWN(S) WITH THE OWNER. NOTIFY OWNER A MINIMUM TIME OF ONE (1) WEEK AND ADDITIONALLY ONE (1) HOUR PRIOR TO SHUT-DOWN.

ELECTRICAL

1. REMOVE ALL LIGHT SWITCHES, POWER AND TELE/DATA OUTLETS ON DEMO'D WALLS AND RELOCATE, AS REQUIRED.
2. MAINTAIN CIRCUIT CONTINUITY TO AREAS NOT AFFECTED BY WORK. CONTRACTOR SHALL REWORK BRANCH FEEDER HOME-RUNS AS REQUIRED TO KEEP CONTINUITY TO EXISTING LIGHT FIXTURES, EXIT SIGNS AND DEVICES IN AREAS NOT BE DEMOLISHED.
3. CONTRACTOR SHALL MAINTAIN THE INTEGRITY AND CONTINUITY OF THE EXISTING BASE BUILDING SYSTEMS AND SHALL EXERCISE CARE BY NOT DEMOLISHING, OR DISRUPTING ANY BASE BUILDING SYSTEMS. ANY DAMAGED AND/OR DISCONNECTED SERVICE SHALL BE RESTORED.
4. SCHEDULE ALL SERVICE SHUT-DOWN(S) WITH THE OWNER. NOTIFY OWNER A MINIMUM TIME OF ONE (1) WEEK AND ADDITIONALLY ONE (1) HOUR PRIOR TO SHUT-DOWN.

PLUMBING

1. IN DEMOLITION AREAS, UNUSED PIPING SHALL NOT BE ABANDONED "IN PLACE". PIPING SHALL BE REMOVED BACK TO SOURCE OR POINT OF DISCHARGE, AND THE RESULTING OPENINGS PLUGGED U.N.O.
2. DISCONNECT AND REMOVE EXISTING UNUSED PIPING AND FIXTURES WITHOUT INTERRUPTING EXISTING REQUIRED FUNCTIONING SYSTEMS.
3. UNUSED PIPING AND RELATED ITEMS CONCEALED IN WALLS, FLOORS AND CEILING WITHIN THE STRUCTURE SHALL BE ABANDONED AND REMOVED WHERE EXPOSED TO VIEW. REMOVAL OF EXISTING PIPING SHALL BE DONE IN A SATISFACTORY MANNER TO THE ENGINEER AND BUILDING ENGINEER.
4. WASTE AND SANITARY DRAINAGE PIPING NOT TO BE USED SHALL BE REMOVED AND PLUGGED AT ACTIVE MAIN OR RISER. NO DEADENDS SHALL REMAIN LONGER THAN TWO (2) FEET.
5. CONTRACTOR SHALL MAINTAIN THE INTEGRITY AND CONTINUITY OF THE EXISTING BASE BUILDING SYSTEMS AND SHALL EXERCISE CARE BY NOT DEMOLISHING, OR DISRUPTING ANY BASE BUILDING SYSTEMS. ANY DAMAGED AND/OR DISCONNECTED SERVICE SHALL BE RESTORED.
6. SCHEDULE ALL SERVICE SHUT-DOWN(S) WITH THE OWNER. NOTIFY OWNER A MINIMUM TIME OF ONE (1) WEEK AND ADDITIONALLY ONE (1) HOUR PRIOR TO SHUT-DOWN.

KEY NOTES

1. REMOVE THE FOLLOWING THROUGH THE SUITE: FLOOR FINISHES, BASE, DOORS AND FRAMES, ACT AND GRID, AND LIGHTS.
2. DEMO WALL ADJACENT TO DOOR TO RECEIVE NEW 4'-0"X8'-0" SIDELIGHT.
3. BREAK AREA TO BE DEMO'D IN TOTAL. TERMINATE ALL UTILITIES (AS REQUIRED).
4. REMOVE EXISTING STOREFRONT SYSTEM AND PREPARE OPENING TO RECEIVE NEW GLASS ROLL-UP DOOR. REFER TO PROPOSED PLANS.
5. DEMO EXTERIOR, AS REQUIRED, AND PREPARE TO RECEIVE NEW DOCK. REFER TO PROPOSED PLANS.
6. REMOVE WALL AT THIS LOCATION AND PREPARE OPENING TO RECEIVE DOUBLE HERCULITE DOORS.

SUMMIT 23382 SUITE 125

scale: 1"=10'-0"
03.23.2022

CRUZAN

L7

EXHIBIT B

EXISTING TRENCH DRAIN
ALIGN
EXTERIOR DECK TO MATCH CAMPUS DESIGN AND CONSTRUCTION STANDARDS
ALIGN
4'-0"
(NEW)
10'-0"
ALIGN

PRICING PLAN KEY NOTES

A — NON-RATED FULL-HEIGHT PARTITION
3-5/8"X20 GA. METAL STUDS 24" O.C.
1 LAYER 5/8" GYPSUM BOARD AT BOTH SIDES
ACOUSTICAL INSULATION

B — FRAMED 1/2" THICK CLEAR TEMPERED GLASS
4'-0" WIDE X 8'-0" TALL (TOP OF GLASS TO ALIGN WITH TOP OF ADJACENT DOOR FRAME)
3-5/8"X20 GA. METAL STUDS 24" O.C.
1 LAYER 5/8" GYPSUM BOARD AT BOTH SIDES
ACOUSTICAL INSULATION

C — NON-RATED PARTITION 6" ABOVE GRID
3-5/8"X20 GA. METAL STUDS 24" O.C.
1 LAYER 5/8" GYPSUM BOARD AT BOTH SIDES
ACOUSTICAL INSULATION

WALLS:
- PATCH AND REPAIR ALL WALLS TO LEVEL 4 FINISH AND PAINT
- SHERWIN WILLIAMS PURE WHITE SW7005 EGGSHELL

ELECTRICAL:
- PROVIDE BUILDING STANDARD QUANTITY OF POWER/DATA RECEPTACLES AT TYPICAL LOCATIONS FOR STANDARD USE.
- PROVIDE (1) FLOOR BOX AT CONFERENCE ROOM (LOCATION BY TENANT)
- PROVIDE (1) FLOOR BOX AT OPEN OFFICE WORKSTATIONS (LOCATION BY TENANT)

FLOORING AND BASE:
OPEN OFFICE – CONCRETE (GRIND AND SEAL CONCRETE TO BUILDING STANDARD LEVEL)
SHERWIN WILLIAMS H&C CLARISHIELD CONCRETE SEALER – CLEAR
PRIVATE OFFICES I CONFERENCE ROOM – SHAW CONTRACT AWARE TILE 5T358 GRAPHITE 58510 (MONOLITHIC)
* RUBBER BASE THROUGHOUT – TARKETT TG8 MINK WG

DOORS:
SUITE ENTRY – BUILDING STANDARD DOUBLE HERCULITE DOORS. HARDWARE AND DIMENSIONS TO MATCH TYPICAL.
CONFERENCE ROOM – BUILDING STANDARD SINGLE HERCULITE DOORS. HARDWARE AND DIMENSIONS TO MATCH TYPICAL.
OFFICES I STORAGE I IT – BUILDING STANDARD WALNUT DOORS, FRAMES, AND HARDWARE

ROLL-UP GLASS GARAGE DOOR
MANUFACTURER: RAYNOR
SERIES NAME: ALUMAVIEW AV200
OPENING SYSTEM: MANUAL
FRAME/SASH TYPE: AL/AL
GLAZING LAYERS: EXTERIOR (2)
GLAZING TYPE: TEMPERED
ALL GLAZING SHALL BE 1-INCH INSULATING W/ CLEAR GLASS COLOR: MATCH BUILDING GLAZING SYSTEM
GLASS THERMAL VALUES: SC = 0.36
SHGC = 0.31
VT = 0.60

BREAK AREA:
CABINETS – FORMICA TERRA 2297 (MATTE)
PULLS – MOCKETT DP38 4" BLACK
COUNTER – CAESARSTONE STATUARIO MAXIMUS 5031
BACKSPLASH – TILE BAR MANCHESTER DEW – BLUE
SINK: KOHLER
SERIES VAULT UNDERMOUNT SINK K-3996-4
DIMENSIONS 33" X 22" X 6 5/16"
INSTALLATION UNDERMOUNT
PROVIDE BADGER GARBAGE DISPOSAL
FAUCET DELTA
SERIES TRINSIC SINGLE HANDLE
PULL-DOWN FAUCET 9159-DST BLACK MATTE
INSTA HOT: ELECTRIC TANKLESS WATER HEATER
MANUFACTURER: CHRONOMITE
SERIES INSTANT FLOW SR STANDARD FLOW
DIMENSIONS: 8 1/4" X 9 1/2" X 2 3/4"
DISHWASHER: ASKO 30 SERIES DBL633LS
32 3/4"H X 23 7/8"W X 22 7/8"D

ADD ALTERNATES:
- FULL GLASS FRONTS AT OFFICES

scale: 1"=10'-0"
03.23.2022

SUMMIT 23382 SUITE 125

CRUZAN

L7

EXHIBIT B

EXPOSED TO DECK
F-1
F-2
F-3
F-5

PRICING PLAN KEY NOTES

LIGHT FIXTURES

SUSPENDED LIGHTS 8'-0" A.F.F.

F-1 LIGHTING FIXTURE:	LINEAR LED PENDANT
BUILDING STANDARD	
MANUFACTURER	PINNACLE LIGHTING
MODEL	EDGE EVOLUTION EX3 (DIRECT / SATINE LENS) 35K / 384 LM SINGLE CIRCUIT DIMMING
DIMENSIONS	3.5" X 5.5" X 8'-0"
FINISH	WHITE
SUPPORT	AIRCRAFT CABLE (SILVER) (LIGHTS AT 9'-0" A.F.F.)

F-2 LIGHTING FIXTURE:	2X4 LED DIRECT LIGHTING FIXTURE
BUILDING STANDARD	
MANUFACTURER	RAB LIGHTING
MODEL	EZPAN2X40N/D10 4000K / 4,465 LM CONSTANT CURRENT
DIMENSIONS	47.76" X 23.74" X 1.63"
FINISH	WHITE (MATTE) CONFIRM WITH BUILDING OWNER

F-3 LIGHTING FIXTURE:	SUSPENDED SQUARE LED FIXTURE
MANUFACTURER:	V2 LIGHTING GROUP
MODEL:	CUBE 400 SX PENDANT
COLOR:	BLACK
DIMENSIONS:	6" X 6" X 6.1"
SUPPORT:	STEM MOUNT (LIGHTS AT 8'-6" A.F.F)

F-4 LIGHTING FIXTURE:	UNDER-CABINET LED TAPE LIGHT

EXIT SIGNS

LED EDG LITE EXIT SIGN	
MANUFACTURER	ELCO LIGHTING
MODEL	EDGELIR1R
DIMENSION	13" X 11" X 1 ?"
LETTER COLORS	GREEN

ACOUSTICAL CEILING TILE

SUSPENDED ACOUSTICAL CEILING GRID & TILE	
BUILDING STANDARD	
MANUFACTURER	ARMSTRONG
GRID	SUPRA FINE XL ? GRID
CEILING TILE	ARMSTRONG DUNE TEGULAR
CEILING HEIGHT	9'-0" A.F.F.

EXPOSED TO DECK

PATCH AND REPAIR CEILING/DECK ABOVE, AS REQUIRED
SHERWIN WILLIAMS PURE WHITE SW7005 FLAT

REMOVE ANY UNUSED M.E.P/DATA/SECURITY/ETC. ELEMENTS ABOVE AND TERMINATE AT SOURCE.

ALL M.E.P/DATA/SECURITY/ETC. ELEMENTS ABOVE TO REMAIN TO BE ADDRESSED SO TIGHT TO DECK ABOVE AND IN TIGHT AND STRAIGHT LINES

PAINT DECK ABOVE AND ANY EXPOSED DUCTS, PIPES, CONDUIT, OR ANY OTHER MEP ELEMENTS. SHERWIN WILLIAMS PURE WHITE FLAT

SUMMIT 23382 SUITE 125

scale: 1"=10'-0"
03.23.2022

CRUZAN

L7

*The Space Plan on this Schedule 1 to Exhibit B is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT B

HERE – Summit Healthcare (Bldg D - Suite 125)

Scope List per Space Plan/Pricing Plan dated 03.23.2022

Flooring:

•	Building standard flooring throughout (carpet or grind/seal concrete)
o	Open area: sealed concrete
o	Conference Room: carpet
o	Offices: carpet
•	Building standard rubber base throughout

Millwork:

•	Building standard plastic-laminate upper and lower millwork with butcher block or solid surface Caesarstone top in break area

Wall Finish & Paint:

•	Paint all walls and open ceiling throughout

Doors, Frames, Hardware:

•	New building standard walnut doors and frames at offices and storage/IT room (11 total)
•	New building standard glass herculite double door with panic hardware at suite entry (1 pair total)
•	New building standard glass herculite single door at conference room entry (1 total)

Light Fixtures:

•	Building standard flat LED light panels throughout offices, storage/IT room, and conference room
•	Building standard linear pendants throughout open ceiling areas

Ceilings:

•	Building standard Armstrong - Dune 2’-0’’ x 2’-0’’ ceiling tile system throughout offices and storage/IT room
•	Exposed ceiling in all open areas as shown on plan

Miscellaneous:

•	Building standard tile backsplash at break area
•	Building standard frameless 4’-0’’ glass sidelights at offices as shown on plan
o	Add/alt full glass fronts at each office in lieu of sidelights
•	Building standard sink, faucet, dishwasher, and garbage disposal at break area
•	Building standard perforated “light gray” vertical vane window treatment throughout
•	Exterior patio decking (design intent to match Cruzan management office)
•	Roll up door at location shown on plan

Electrical:

•	Industry standard quantity of electrical power / data locations included for standard office space use
•	Add (1) floor box in conference room
•	Add (1) floor box at open space workstation area

EXHIBIT B

EXCLUDES:

•	Furniture, reception desk, television
•	Refrigerator
•	Access control, electrified hardware, magnetic locks
•	Dedicated HVAC unit/exhaust fans to specific rooms (standard HVAC throughout)
•	IT Equipment

HERE – Summit Healthcare (Bldg D - Suite 125) - Finish Selections 03.21.2022

Flooring:

•	Open Area: Grind and Seal Concrete

o	Sherwin Williams – H&C Clarishield Concrete Sealer – Clear
•	Offices/Conference Room: Carpet
o	ShawContract – Aware 5T358 – Graphite 58510 – Monolithic

Wall Base:

•	Tarkett – Traditional Wall Base – TG6 – Mink WG

Cabinets:

•	Formica – Terril 2297

Cabinet Pulls:

•	Mocket – DP3B 4’’ – Black

Countertop:

•	Caesarstone – Statuario Maximus 5031

Backsplash:

•	Tilebar – Manchester Dew - Blue

Paint:

•	Sherwin Williams – Pure White SW7005
o	Walls: Eggshell
o	Ceiling: Flat

EXHIBIT B

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:	SUMMIT HEALTHCARE REIT, INC.

_______________________
_______________________
_______________________

Re:	Lease dated March __, 2022 (the “Lease”), by and between Lakehills CM-CG LLC, a Delaware limited liability company (“Landlord”), and SUMMIT HEALTHCARE REIT, INC., a Maryland corporation (“Tenant”), for 5,241 rentable square feet of space (the “Premises”) in the office building located at 23382 Mill Creek Drive, Laguna Hills, California 92653 (the “Building”).

Ladies and Gentlemen:

Capitalized terms herein that are defined in the Lease shall have the same meanings herein. Notwithstanding any contrary provision contained in the Lease, Landlord and Tenant hereby confirm and agree as follows:

1.	Tenant has accepted the above-referenced Premises as being delivered in accordance with the Lease, and there is no deficiency in construction.

2.	The Lease Term shall commence on or has commenced on ____________________ for a term of sixty-six months ending on ____________________.

3.	Rent commenced to accrue on ____________________, in the initial amount of ____________________ per month.

4.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5.	Rent checks should be made payable to Lakehills CM-CG LLC at c/o Cruzan Properties – Investments, LLC, 236 South Sierra Avenue, Suite 100, Solana Beach, CA 92075.

6.	The number of rentable square feet of the Premises is 5,241.

7.	Tenant’s Share of Direct Expenses with respect to the Premises is 2.35%.

8.	Landlord and Tenant acknowledge and agree that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect and that to each party’s actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition in the Lease.

[BALANCE OF PAGE LEFT BLANK]

EXHIBIT C

If this letter correctly sets forth our understanding, please sign at the place provided below.

“LANDLORD”:
,
a	,
By:	,
a ,
its

By:
Name:
Its:

Agreed to and Accepted as of ____________, 2022.

“TENANT”:

SUMMIT HEALTHCARE REIT, INC.,
a Maryland corporation

By:
Name:
Its:
By:
Name:
Its:

EXHIBIT C